WAIVER AND FIRST AMENDMENT TO
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT


     THIS WAIVER AND FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 13th day of June, 2002 (this "Amendment and Waiver"), is made by the Required Lenders (as defined in the Credit Agreement referred to below) in favor of Matria Healthcare, Inc., a Delaware corporation ("Matria").


                              BACKGROUND STATEMENT

     A. Matria and certain of its foreign subsidiaries, as borrowers, certain banks and other financial institutions (the "Lenders"), Wachovia Bank, National Association (formerly known as First Union National Bank), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Harris Trust and Savings Bank, as Co-Agent, are parties to a First Amended and Restated Credit Agreement, dated as of July 9, 2001 (as amended, the "Credit Agreement"), providing for the availability of certain credit facilities to Matria upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. Matria has requested that the Required Lenders waive any Default or Event of Default arising from the acquisition (the "ChoicePoint Acquisition") by Matria, through a newly created indirect Subsidiary, Matria Laboratories, Inc. ("Matria Labs"), of substantially all of the assets of ChoicePoint Health Systems, Inc., and any delay by Matria and its Subsidiaries in delivering certain related documentation to the Administrative Agent and the Lenders. The Required Lenders have agreed to provide such waiver upon the terms and subject to the conditions set forth herein.

     C.  Matria  has  further   requested   that  the  Required   Lenders  amend
Section 6.9(c) of the Credit Agreement to clarify its obligations in respect of certain Permitted Acquisitions, and the Required Lenders have agreed to effect such amendment upon the terms and subject to the conditions set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Waiver Regarding ChoicePoint Acquisition. After consummation of the ChoicePoint Acquisition, Matria and its Subsidiaries did not deliver to the Lenders within the applicable time periods copies of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers associated with the ChoicePoint Acquisition and the creation of Matria Labs as required by Sections 6.9(d), 6.10 and 8.5 of the Credit Agreement. Effective as of the ChoicePoint Waiver Effective Date (as defined in Section 4(a)), the Required Lenders waive any Default or Event of Default arising as a result of these nondeliveries with respect to all such documents required to be delivered.

     2.  Amendment  and Waiver of Credit  Agreement.  Effective  as set forth in
Section 4(b), the introductory clause of Section 6.9(c) of the Credit Agreement is amended and restated in its entirety as follows:

     "Not less than ten (10) Business Days prior to the consummation of any proposed Acquisition with respect to which the Acquisition Amount equals or exceeds $2,000,000, Matria shall have delivered to the Administrative Agent and each Lender (at a minimum, and without limitation of any other materials or information that may be reasonably requested by the Administrative Agent or any Lender), the following:"

     3. Representations and Warranties. As an inducement to obtain the waiver and amendment provided for herein, Matria hereby represents and warrants to the Administrative Agent and each Lender that, as of the date hereof, (i) each of the representations and warranties contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), and (ii) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing except any Default or Event of Default under Section 8.5 of the Credit Agreement in connection with the execution and delivery by Matria of the Purchase and Sale Agreement, dated as of April 29, 2002 (the "QO Purchase Agreement"), between Matria, LifeMetrix, Inc. and Quality Oncology, Inc.

     4. Conditions to Effectiveness.

     (a) The waiver granted in Section 1 shall be effective on the earliest date (the "ChoicePoint Waiver Effective Date") upon which the Administrative Agent has received each of the following:

     (i) an executed counterpart of this Amendment and Waiver from each of the Required Lenders and Matria;

     (ii) a certificate, signed by the president, the chief executive officer or the chief financial officer of Matria, in form and substance satisfactory to the Administrative Agent, certifying that: (A) each of the representations and warranties contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the ChoicePoint Waiver Effective Date and after giving effect to this Amendment and Waiver with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), and (B) on and as of the ChoicePoint Waiver Effective Date and after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing except any Default or Event of Default under Section 8.5 of the Credit Agreement in connection with the execution and delivery by Matria of the QO Purchase Agreement.

     (iii) an executed joinder to the Subsidiary Guaranty and an executed joinder to the Security Agreement from Matria Labs, each in form and substance satisfactory to the Administrative Agent; an executed amendment or supplement to the Matria Pledge Agreement from the applicable Subsidiary pursuant to which all of the Capital Stock of Matria Labs shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and all other documents, certificates and opinions required under Section 6.10 of the Credit Agreement in connection with the creation of Matria Labs, all satisfactory in form and substance to the Administrative Agent;

     (iv) the items described in Section 6.9(d) of the Credit Agreement with respect to the ChoicePoint Acquisition;

     (v) all fees and expenses of the Administrative Agent and the Lenders required under the Credit Agreement to have been paid on or prior to the ChoicePoint Waiver Effective Date, including the fee described in Section 5 and reasonable fees and expenses of counsel to the Administrative Agent (which the Administrative Agent may direct be paid directly to such counsel rather than to the Administrative Agent); and

     (vi) such other documents, certificates, opinions and instruments as the Administrative Agent shall have reasonably requested.

     (b) The amendment set forth in Section 2 shall be effective upon receipt by the Administrative Agent of (i) an executed counterpart of this Amendment and Waiver from each of the Required Lenders and Matria and (ii) the fee described in Section 5; provided that the effective date of such amendment shall be the date hereof.

     5. Amendment and Waiver Fee. As a condition to the effectiveness of this Amendment and Waiver and in consideration of the amendment and waiver effected hereby, the Borrower shall pay to the Administrative Agent, for the account of each Lender that has executed and delivered this Amendment and Waiver to the Administrative Agent by 3:00 p.m. on June 13, 2000, a fee for such Lender equal to 0.125% of such Lender's Revolving Credit Commitment.

     6. Effect of Amendment and Waiver. If any Default or Event of Default (other than with respect to any Default or Event of Default being waived as specifically described above) should occur and be continuing under the Credit Agreement, the Administrative Agent and the Lenders will be under no obligation to forbear the exercise of their rights and remedies under the Credit Agreement, the other Credit Documents, applicable law or otherwise. This Amendment and Waiver is limited as specified, and shall not constitute or be deemed to constitute an amendment, modification or waiver of, or consent to any departure from, any provision of the Credit Agreement, or a waiver of any Default or Event of Default, except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     7. Governing Law. This Amendment and Waiver shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without regard to the conflicts of law provisions thereof).

     8. Severability. To the extent any provision of this Amendment and Waiver is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment and Waiver in any jurisdiction.

     9. Successors and Assigns. This Amendment and Waiver shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     10. Construction. The headings of the various sections and subsections of this Amendment and Waiver have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     11. Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their duly authorized officers as of the date first above written.


                                     MATRIA HEALTHCARE, INC.


                                     By:      _______________________________

                                     Title:   _______________________________



                                     WACHOVIA BANK, NATIONAL ASSOCIATION
                                     (formerly known as First Union National
                                     Bank), individually and as Administrative
                                     Agent


                                     By:      _______________________________

                                     Title:   _______________________________



                                     HARRIS TRUST AND SAVINGS BANK


                                     By:      _______________________________

                                     Title:   _______________________________



                                     UBS AG, STAMFORD BRANCH


                                     By:      _______________________________

                                     Title:   _______________________________


                                     By:      _______________________________

                                     Title:   _______________________________